APPENDIX A

Fund                                                                Annual Fee

The 59 Wall Street Inflation-Indexed Securities Fund                     0.25%

The 59 Wall Street U.S. Equity Fund                                      0.25%

The 59 Wall Street Small Company Fund                                    0.25%

The 59 Wall Street European Equity Fund                                  0.25%

The 59 Wall Street Pacific Basin Equity Fund                             0.25%

The 59 Wall Street International Equity Fund1                            0.25%

The 59 Wall Street Tax-Efficient U.S. Equity Fund2                       0.25%

The 59 Wall Street Opportunities Fund3                                   0.25%

The 59 Wall Street High Yield Fixed Income Fund4                         0.25%

The 59 Wall Street Broad Market Fixed Income Fund4                      0.05% 5








WS5151F







1Added August 23, 1994. 2Added August 11, 1998.
3Added August 10, 1999. Not currently operational.
4Added May 9, 2000.
5 Amended November 9, 2000.